EXHIBIT 23.1



                    CONSENT OF H.J. GRUY AND ASSOCIATES, INC.


We hereby consent to the use of the name H.J. Gruy and Associates, Inc. and references to H.J. Gruy and Associates, Inc. and to the inclusion of and references to our report, or information contained therein, dated January 23, 2004, prepared for Swift Energy Company in Amendment No 1 to the Registration Statement No. 333-112041 on Form S-3 of Swift Energy Company for the filing dated on or about April 16, 2004.

                                                  H.J. GRUY AND ASSOCIATES, INC.


                                                  By: /s/ Marilyn Wilson
                                                     --------------------------
                                                     Marilyn Wilson
                                                     President and COO


Houston, Texas
April 16, 2004